UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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THERAGENICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THERAGENICS CORPORATION®
5203 BRISTOL INDUSTRIAL WAY
BUFORD, GEORGIA 30518

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (“Theragenics”, the “Company”) to be held at 9:00 A.M., Eastern Daylight Savings Time, on Friday, May 18, 2012, at the Commerce Club – Atlanta, 191 Peachtree Street, N.E., 49th Floor, Atlanta, Georgia 30303, for the purpose of electing two directors, ratifying the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the current year and approving the 2012 Omnibus Incentive Plan.  The Company recommends that the stockholders re-elect the directors nominated, ratify the appointment of Dixon Hughes Goodman LLP and approve the 2012 Omnibus Incentive Plan.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 18, 2012

This proxy statement and a copy of the Company’s Annual Report on Form 10-K are available at www.theragenics.com.  For information regarding attending the stockholders’ meeting and voting in person, please see the legend below.

The Board of Directors has fixed the close of business on March 22, 2012, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

Sincerely,

/s/ Bruce W. Smith
Bruce W. Smith,
Secretary

Buford, Georgia

April 4, 2012

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND TO SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

A TICKET MUST BE PRESENTED TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM TO RECEIVE YOUR ADMISSION TICKET. IF YOU DID NOT RECEIVE A TICKET REQUEST FORM, PLEASE CONTACT INVESTOR RELATIONS AT 1-800-998-8479 OR INVESTOR_RELATIONS@THERAGENICS.COM.  YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 18, 2012.

THERAGENICS CORPORATION®
5203 Bristol Industrial Way
Buford, Georgia 30518

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation.  The terms “Theragenics”, “Company”, “we”, “us”, or “our” mean Theragenics Corporation.  Such proxies are to be voted at our Annual Meeting of Stockholders to be held on Friday May 18, 2012, at the Commerce Club – Atlanta, 191 Peachtree Street, N.E., 49th Floor, Atlanta, Georgia 30303, at 9:00 A.M., Eastern Daylight Savings Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Our Board of Directors has fixed the close of business on March 22, 2012, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at our offices at 5203 Bristol Industrial Way, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the proxy is signed and returned but no direction is specified therein, it will be voted FOR the election of the nominees named therein, FOR the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm and FOR the approval of the 2012 Omnibus Incentive Plan.

You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. If you did not receive a Ticket Request Form, please contact Investor Relations at 800-998-8479 or Investor_Relations@theragenics.com. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 18, 2012.

If you plan to attend the Annual Meeting of Stockholders in person and your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date, March 22, 2012. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request Form to us to receive an admission ticket.

We pay the expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders. We have also engaged the firm of Georgeson Inc. to assist us in the solicitation of proxies for a fee of approximately $17,500 plus the reimbursement of reasonable out-of-pocket expenses.  Our directors, officers and employees, who will not be specially compensated for such services, may make solicitation of proxies by means of personal calls upon, or telephonic or electronic communications with, stockholders or their personal representatives. We will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 9, 2012.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

As of March 22, 2012, there were 34,641,590 shares of Common Stock, par value $.01 per share (“Common Stock”) outstanding and entitled to vote at the Annual Meeting.

VOTING PROCEDURES

Who May Vote

  If you were a stockholder at the close of business on March 22, 2012, you may vote at our Annual Meeting.

  Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Our Board of Directors requests your proxy. By completing your proxy and submitting it in a timely manner, you will assure your shares will count toward determination of the presence of a quorum and will be voted at the meeting.

Methods of Voting

  All stockholders of record may vote by transmitting their proxy cards by mail. Stockholders of record can also vote by telephone or Internet. Stockholders who hold their shares through a bank or broker can vote by telephone or Internet if their bank or broker offers those options.

●	By
Telephone or Internet. We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs.  Stockholders of record may vote by using the toll-free number or Internet website address listed on the proxy card. Please see your proxy card for specific instructions.

●	By
Mail.  Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Revoking Your Proxy

You may change your mind and revoke your proxy at any time before it is voted at the meeting by:

●	sending a written notice to our Secretary for receipt prior to the Annual Meeting stating that you revoke your proxy;

●	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

●	attending the Annual Meeting and voting in person or by proxy.

Voting Shares Held By Brokers, Banks and Other Nominees

  Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

  Many of our stockholders may hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

●
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the  "stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party or to vote in person at the Annual Meeting of Stockholders.

●
Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting of Stockholders in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting of Stockholders unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting of Stockholders.

Due to recent changes in applicable SEC and NYSE rules, your broker may no longer vote your shares in director elections unless you have specifically directed your broker to do so. As a result, it is expected that fewer shares might be cast in director elections than in years past. Therefore, your vote is critical.

It is imperative that each stockholder instruct his/her/its broker how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of our independent registered public accounting firm but not with respect to any other matter to be presented at the Annual Meeting of Stockholders, including in the election of directors. Outstanding shares not voted by brokers under such circumstances, but represented at the meeting by otherwise completed proxy cards, are referred to as “broker non-votes.” Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but will not be counted as votes cast on any of the proposals to be voted upon.

The following table sets forth the ownership of our Common Stock as of March 22, 2012, by:

●	each of our directors and executive officers, including the Named Executive Officers appearing in the Summary Compensation Table under “Executive Compensation and Related Matters;” and
●	all persons known to us to be the beneficial owner of more than 5% of our outstanding Common Stock.

Unless otherwise indicated, the address for each person listed is c/o Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock Outstanding(2)
FMR LLC (3)	3,304,620	(4)	9.5%
Dimensional Fund Advisors LP (5)	2,463,300	(6)	7.1%
Juniper Public Fund, L.P. (7)	1,773,408	(8)	5.1%
M. Christine Jacobs	1,101,923	(9)	3.1%
Bruce W. Smith	523,656	(10)	1.5% %
Francis J. Tarallo	431,778	(11)	1.2%
Janet Zeman	257,800	(12)	*
C. Russell Small	242,327	(13)	*
Joseph Plante	180,965	(14)	*
K. Wyatt Engwall	157,883	(15)	*
Peter A.A. Saunders	135,333	(16)	*
John V. Herndon	123,231	(17)	*
C. David Moody, Jr.	65,651	(18)	*
Kathleen A. Dahlberg	38,333	(19)	*
All Directors and Executive Officers as a Group (eleven persons)	3,258,880	(20)	9.1%

* Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.

(2)
Based on 34,641,590 shares of Common Stock outstanding as of March 22, 2012.  The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.

(3)	82 Devonshire Street, Boston, Massachusetts 02109.

(4)
Based on the number of shares as reported on Schedule 13G/A filed with the Commission on February 17, 2009. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 3,304,620 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.  The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 3,304,620 shares of the Common Stock outstanding.  Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 3,304,620 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.  The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(5)	Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)
Based on the number of shares as reported on a Schedule 13G filed with the Commission on February 14, 2012.  Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer held by the Funds.

(7)	600 Madison Avenue, 16th Floor, New York, New York 10022.

(8)
Beneficial ownership as reported on Schedule 13D filed with the commission on March 5, 2012.  The principal business of Juniper Public Fund L.P. is to invest in capital stock of various companies.  The principal business of Juniper HF Investors is to serve as the general partner of Juniper Public Fund L.P.  Juniper Investment Company LLC provides investment advisory and management services and acts as the investment manager of Juniper Public Fund.  Messrs.  Alexis P. Michas and John A. Bartholdson serve as the managing members of each of Juniper HF Investors and Juniper Investment Company.

(9)	Includes 436,675 shares purchasable by Ms. Jacobs within 60 days upon exercise of options and 238,225 restricted stock shares subject to forfeiture at various dates before February 24, 2016.

(10)	Includes 146,475 shares purchasable by Mr. Smith within 60 days upon exercise of options and 147,325 restricted stock shares subject to forfeiture at various dates before February 24, 2016.

(11)	Includes 157,475 shares purchasable by Mr. Tarallo within 60 days upon exercise of options and 155,200 restricted stock shares subject to forfeiture at various dates before February 24, 2016.

(12)
Includes 86,750 shares purchasable by Ms. Zeman within 60 days upon exercise of options and 126,950 restricted stock shares subject to forfeiture at various dates before February 24, 2016.  Includes 2,200 shares owned beneficially through spouse.

(13)	Includes 73,550 shares purchasable by Mr. Small within 60 days upon exercise of options and 126,950 restricted stock shares subject to forfeiture at various dates before February 24, 2016.

(14)	Includes 38,050 shares purchasable by Mr. Plante within 60 days upon exercise of options and 123,200 restricted stock shares subject to forfeiture at various dates before February 24, 2016.

(15)	Includes 8,333 shares purchasable by Mr. Engwall with 60 days upon exercise of options and 20,000 restricted stock shares subject to forfeiture at various dates before May 13, 2014.

(16)	Includes 56,333 shares purchasable by Mr. Saunders within 60 days upon exercise of options and 20,000 restricted stock shares subject to forfeiture at various dates before May 13, 2014.

(17)	Includes 56,333 shares purchasable by Mr. Herndon within 60 days upon exercise of options and 20,000 restricted stock shares subject to forfeiture at various dates before May 13, 2014.

(18)	Includes 8,333 shares purchasable by Mr. Moody with 60 days upon exercise of options and 20,000 restricted stock shares subject to forfeiture at various dates before May 13, 2014.

(19)	Includes 8,333 shares purchasable by Ms. Dahlberg within 60 days upon exercise of options and 20,000 restricted stock shares subject to forfeiture at various dates before May 13, 2014.

(20)
Includes 1,076,640 shares purchasable by all Executive Officers and Directors as a group within 60 days upon exercise of options and 1,017,850 restricted stock shares subject to forfeiture at various dates before February 24, 2016.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes (Class I, Class II and Class III) with one class of Directors elected each year for a three-year term. The Corporate Governance Committee and Board of Directors have selected two nominees for nomination at the Annual Meeting.

The Corporate Governance Committee has selected, and the Board of Directors will cause to be nominated at the meeting, Kathleen A. Dahlberg and C. David Moody, Jr. for re-election as Class II Directors to serve until the Annual Meeting of Stockholders in 2015 or until their successors shall have been elected and qualified.

Provided that a quorum of stockholders is present at the meeting in person or by proxy, the Director nominees will be elected by a plurality of the votes cast at the meeting. Abstentions and “broker non-votes” will have no effect on the election of the Directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders either nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The rules of the Securities and Exchange Commission provide that proxies for the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

The Directors and Director nominees have supplied us with the following information concerning their age, principal employment, other directorships and positions with the Company:

Class I Directors (current term expires in 2014)
John V. Herndon Director since 1987 Age: 71
Mr. Herndon joined the Company in April 1987 as Executive Vice President and in July 1989, was appointed President, Chief Executive Officer and Chairman of the Board of Directors of the Company. In August 1993, Mr. Herndon relinquished his role as Chief Executive Officer while retaining his position as Chairman of the Board of Directors of the Company. Mr. Herndon stepped down as Chairman of the Board in December 1994 and currently serves as a Director and Advisor to the Chief Executive Officer. Having previously served as our CEO and as a director since 1987, Mr. Herndon brings a vast knowledge of our business, structure, history and culture to our Board.

Peter A.A. Saunders, F.R.S.A. (Fellow of Royal Society of Arts) Director since 1989 Age: 70
Prior to his retirement in 1999, Mr. Saunders was Owner/Chairman of PASS Consultants from 1988 to 1997, a marketing and business consultancy company based in the United Kingdom. From 1992 to 1994 he served as managing director of United Artists Communications (London-U.K.) Ltd. and from 1972 to 1988 Mr. Saunders held various senior executive and managing directorship positions with Allders Department Stores in the U.K. From 1993 to 1998 Mr. Saunders was a non-executive business director of Mayday University Hospital, a 700-bed hospital in London. Having served as managing director for several entities in Europe, Mr. Saunders’ background and experience, along with his long service as one of our directors, brings extensive knowledge of operational management, financial matters and leadership to our Board. Mr. Saunders’ background also provides our Board with a global perspective on the issues we face.

Class II Nominees (term to expire in 2012)
Kathleen A. Dahlberg Director since 2008 Age 59
Ms. Dahlberg has been the Chief Executive Officer of 2Unify LLC, a communications company, since 2006. Ms. Dahlberg has been the President and Chief Executive Officer of Open Vision Partners and a business consultant on the application of new technologies for business improvement and process change since September 2001. Ms. Dahlberg has held Vice-Presidential positions with BP Amoco, Viacom International, McDonalds Corporation, Grand Metropolitan plc and American Broadcasting. Additionally, she has been President of Galileo Group International Services. Ms. Dahlberg is also a Director of P.H. Glatfelter Company, a New York Stock Exchange listed company. Glatfelter is a manufacturer of specialty papers and engineered products. Ms. Dahlberg serves on the Glatfelter’s Compensation Committee and also serves on its Nominating and Corporate Governance Committee. In addition, Ms. Dahlberg is a regular author and speaker on topics of business technology, risk management, benefit realization and governance for profitability. Ms. Dahlberg provides our Board with a strong mix of skills and experience in areas which include strategic planning, manufacturing, professional services, information technologies and corporate governance.

C. David Moody, Jr. Director since 2007 Age 55
Mr. Moody is President and Chief Executive Officer of C. D. Moody Construction Company, a commercial construction firm which Mr. Moody founded in 1988. Since 2000, Mr. Moody has also served as a director of Citizens Bancshares Corporation, a bank holding company traded on the OTC Bulletin Board, where he is a member of the Loan Committee, a member of the Executive Committee and Chairman of the Asset and Liability Committee. Mr. Moody’s current role as CEO of C.D. Moody Construction Company provides our Board with critical insight into organizational and operational management as well as financial matters. His experience as a director in the banking industry also provides our Board with critical skills related to banking and credit markets as well as corporate governance.

Class III Directors (current term expires in 2013)
M. Christine Jacobs Director since 1992 Age: 61
Since 1992, Ms. Jacobs has been President and Chief Operating Officer of the Company, and in August 1993, Ms. Jacobs was promoted to the position of Chief Executive Officer while retaining the position of President. In 1997 Ms. Jacobs was elected Co-Chairman, and in 1998 she was elected Chairman. She served as Chairman from 1998 to 2005, and from 2007 to present. Ms. Jacobs is also a member of the Board of Directors of McKesson Corporation, a healthcare products and services provider and a NYSE-listed company. Ms. Jacobs serves on McKesson’s Compensation and Corporate Governance Committees. In 2011 Ms. Jacobs was appointed to the SEC Advisory Committee on Small and Emerging Companies, where she currently serves as co-chair.  The committee advises the SEC on rules, regulations and policies pertaining to small and emerging companies in the areas of capital raising, trading in securities and reporting and corporate governance.  In addition to bringing vast knowledge of our Company’s business, structure, history and culture to the Board and Chairman position, Ms. Jacobs also has tremendous healthcare industry knowledge from her experience at Theragenics, her role at McKesson, and her formal training, education and prior experience in the field of medical technology. Ms. Jacobs also provides unique insight on legislative and reimbursement issues critical to any company engaged in healthcare related industries.

K. Wyatt Engwall Director since 2008 Age: 64
Mr. Engwall served as Chief Financial Officer of Morrison Management Specialists from June 1996 until his retirement in January 2005. Morrison’s was listed on the NYSE until purchased by Compass Group LLC in 2001. Prior to 1996 at Morrison’s, Mr. Engwall served in various capacities at Morrison Management Specialists. Mr. Engwall is a Certified Public Accountant. As the former CFO of a NYSE-listed company, Mr. Engwall brings extensive experience in management, accounting, acquisitions, treasury, investor relations and finance to our Board.

Board Leadership

M. Christine Jacobs serves as our Chairman and Chief Executive Officer. Ms. Jacobs possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Her combined role enables decisive leadership and ensures clear accountability. This combination also enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions. We also believe that in the current business environment, we require a flexible and nimble leadership structure that facilitates a quick-minded grasp of the issues and challenges we face. Our Board of Directors believes that Ms. Jacobs’ service as both Chairman of the Board and CEO is in the best interest of our Company and our stockholders.

Although we believe that the combination of the Chairman and CEO roles is appropriate in the current circumstances, our Corporate Governance Guidelines do not establish this approach as a policy, and we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances at such future times, separation of these offices would serve our best interest and the best interest of our stockholders.

Each of the directors other than Ms. Jacobs and Mr. Herndon are independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of our Board meetings, our independent directors have regular executive sessions. Our Board has not designated a lead independent director. The Chair of the Corporate Governance Committee presides during executive sessions. Following an executive session of independent directors, the Chair of Corporate Governance Committee acts as a liaison between the independent directors and the Chairman regarding any specific feedback or issues emanating from an executive session, including input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. Our Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.  Such a structure does not preempt any director or any Committee Chair from the opportunity to speak directly with the Chairman in reference to Board or Committee matters, respectively.

Information on Committees of the Board of Directors and Meetings

Our Board of Directors held eleven meetings during 2011. All incumbent Directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings held by all committees of the Board of Directors on which they served. We encourage members of our Board of Directors to attend the Annual Meeting of Stockholders. All Directors then in office attended our Annual Meeting held in 2011.

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All members of the Audit, Compensation and Corporate Governance committees must be independent directors as defined by the Board’s Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than directors’ compensation. Our Board of Directors has affirmatively determined that each of the members of the Audit Committee, Compensation Committee and Corporate Governance Committee meets the Board’s Corporate Governance Guidelines for independence and that the members of the Audit Committee meet the separate SEC independence requirements.

The Audit Committee met eight times during 2011. The Audit Committee’s responsibilities include the selection of our independent auditors; maintaining direct lines of communication between the Board of Directors, the independent auditors and our financial management; monitoring the adequacy and effectiveness of the external audit function and our financial management; and assessing and monitoring the control environment and reporting to stockholders. The responsibilities of the Audit Committee are more fully described in its charter. Each of the members of the Audit Committee, whose members are Mr. Engwall, who serves as Chair, Ms. Dahlberg, Mr. Moody and Mr. Saunders, is financially literate, as required of Audit Committee members by the New York Stock Exchange. Our Board of Directors has determined that Mr. Engwall is an “Audit Committee Financial Expert.”

The Compensation Committee met four times during 2011. The Compensation Committee’s responsibilities include making recommendations to the Board concerning compensation of our Executive Officers and Directors, including compensation under  incentive-based and equity-based compensation plans with the assistance of their compensation consultant. The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in conducting an evaluation of the CEO and executive compensation. The Committee has retained Compensation Strategies, Inc. (“CSI”) as its independent compensation consultant to review our total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness. CSI also provides information regarding emerging trends and best practices in executive compensation. CSI does not perform any other services for the Compensation Committee or Theragenics. CSI is retained by the Committee, reports to the Committee Chair and has direct access to Committee members. CSI periodically attends Committee meetings and meets with the Committee in executive session without management present. The responsibilities of the Compensation Committee are more fully described in its charter. The Compensation Committee is composed of Ms. Dahlberg, who serves as Chair, Mr. Saunders, Mr. Engwall and Mr. Moody.

The Corporate Governance Committee met three times during 2011. The Corporate Governance Committee’s responsibilities include overseeing the evaluation of our Board and Committees, recommending to our Board the composition of each of the Board’s committees as well as the Chair of each Committee, and recommending to the Board the Director nominees for the next annual stockholders’ meeting. The responsibilities of the Corporate Governance Committee are more fully described in its charter. The Corporate Governance Committee is composed of Mr. Moody, who serves as Chair, Ms. Dahlberg, Mr. Engwall and Mr. Saunders.

Director Nomination Process

The process for identifying and evaluating nominees to the Board of Directors is initiated by applying the criteria set forth in our Corporate Governance Guidelines to identify potential candidates who have the specific qualities or skills being sought, based on input from members of the Corporate Governance Committee and the Board of Directors. Currently the number of Directors authorized to serve on our Board is six.  In accordance with applicable law and our By-Laws, the Board of Directors may increase the size of the Board by one every twelve month period or may reduce the size of the Board. Under the Corporate Governance Committee charter, members have the responsibility to review annually with the full Board the size and composition of the Board with the objective of achieving appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole.  Although the Board does not maintain a formal policy regarding diversity, the Corporate Governance Committee considers diversity to include diversity of backgrounds, cultures, education, experience, skills, thought perspectives, personal qualities and attributes and geographic profiles (i.e., where the individuals have lived and worked) as well as race, ethnicity, gender, national origin and other categories.  A high level of diversity on our Board has been achieved in these areas, as evidenced by the information concerning our directors that is provided under “Proposal Number One” above.  Our Corporate Governance Committee and Board believe that a diverse representation on the Board fosters a robust, comprehensive, and balanced deliberative decision-making process that is essential to the continued effective functioning of the Board and continued success of the Company.

The Corporate Governance Committee will consider written recommendations from stockholders for nominees for Director. The Corporate Governance Committee’s criteria for evaluating proposed nominees to the Board of Directors recommended by stockholders for nomination by the Company are the same criteria discussed above. In order to be considered by the Corporate Governance Committee, any such proposed nominees should be submitted to the Corporate Governance Committee c/o our Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, in advance of the anniversary of the previous year’s annual meeting, and such proposal shall be accompanied by the information described under “Stockholder Proposals” below.

Board Oversight of Risk

Our Board of Directors has responsibility for the oversight of risk management. Our Board of Directors and its Committees, regularly discuss with management our major risk exposures, their potential impact on our business and the steps we take to manage them.  We have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our Named Executive Officers.

While our Board is ultimately responsible for all risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee focuses on financial risk, including internal controls, and communicates directly with our internal auditors. The Corporate Governance Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.  Finally, the Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our incentive compensation is designed to reward bonus-eligible employees for committing to and delivering goals that are intended to be challenging yet provide them a reasonable opportunity to reach the threshold objectives, while requiring meaningful results to reach the target level and substantial results to reach the maximum level.  The operating results required to reach the maximum level of compensation is developed within the context of the normal business planning cycle and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability.  Our Board of Directors, as a whole, regularly discusses major operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Matters of strategic risk are considered by our Board as a whole.

Director Independence

Under the current corporate governance listing standards of the New York Stock Exchange (“NYSE”), a majority of the members of our Board of Directors must be “independent” within the meaning of the rules of the NYSE. Our Board’s standards for independence are included in our Corporate Governance Guidelines, which are available on our website at www.theragenics.com. The Board of Directors has affirmatively determined that Ms. Dahlberg, Mr. Engwall, Mr. Moody and Mr. Saunders are independent within the meaning of our Corporate Governance Guidelines.

Communicating with the Directors

Stockholders and other interested parties may contact our Directors by writing to them at our headquarters: Attn: (Director(s) Name) — C/O Corporate Secretary, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, or by contacting them through our website at www.theragenics.com. Communications should clearly indicate whether they are intended for the full Board of Directors, non-management Directors, or a specific Director. Our Corporate Secretary will ensure that any such correspondence reaches the intended Director(s). This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner.

Compensation Committee Interlocks and Insider Participation

During 2011 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Corporate Governance Materials

Our Corporate Governance Guidelines, Code of Business Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers and the charters of our Board’s committees are available at our website at www.theragenics.com. These materials are also available without charge upon request directed to Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

EXECUTIVE OFFICERS

The Executive Officers and persons appointed to become Executive Officers as of the date of this proxy statement and their age, position with the Company and business experience for the past five years are set forth in the table below.

Executive Officer	Office and Other Information

M. Christine Jacobs Age: 61	President and Chief Executive Officer. See information above under Class III Directors.

Francis J. Tarallo Age: 52
Mr. Tarallo has served as our Chief Financial Officer and Treasurer since August 2005, and President of our brachytherapy business since July 2007. He joined Theragenics in June 1998 as Director of Finance, and served as General Manager, Oak Ridge, from January 2001 to August 2005. Mr. Tarallo is a Certified Public Accountant.

Bruce W. Smith Age: 59
Mr. Smith has been our Executive Vice-President for Strategy and Business Development since August 2002, Secretary since May 2005 and an Executive Vice-President since 1998. Mr. Smith joined Theragenics in 1987 and served as our Chief Financial Officer, Secretary and Treasurer from 1989 to August 2002. Mr. Smith serves as a director of the Georgia Bio, a 501(c)(3) organization and serves on the Medical Device Subcommittee of the Metro Atlanta Chamber of Commerce’s BioScience Council.

Janet Zeman Age: 56
Ms. Zeman was appointed President of CP Medical in September 2008. From March 2008 until September 2008, Ms. Zeman served as the General Manager of CP Medical. From August 2003 to March 2008 Ms. Zeman served as Vice President of New Medical Products for Theragenics, and in 2005 she assumed additional responsibilities as Vice President of Government Affairs. Ms. Zeman joined Theragenics in 1996 as Director of Regulatory Affairs.

C. Russell Small Age: 52
Mr. Small has been an Executive Vice President at Theragenics since July 2008 and leads our surgical products sales group. Mr. Small was a co-founder of NeedleTech Products in 1988 and served as Vice President of NeedleTech Products from 2000 to 2009. Prior to NeedleTech, Mr. Small worked for five years in medical device product development for various major device companies.

Joseph Plante Age: 47
Mr. Plante has been the President of our NeedleTech Products subsidiary since October 2009. Since December 2009, Mr. Plante’s responsibilities have also included management of our Galt Medical subsidiary. He has over 20 years experience in the medical device field and has acquired and run his own manufacturing business. Mr. Plante was the General Manager at HydroCision, Inc., a spine medical device manufacturing start up, from 2002 to 2008 where he founded and grew the spine business unit to a multi-million dollar franchise while helping to sell licensing agreements and raise venture capital money. From 1990 to 2002 Mr. Plante held various product development management positions at Covidien and Haemonetics Corp.

EXECUTIVE COMPENSATION AND RELATED MATTERS

We compensate our executive management through a mix of base salary, short-term incentive cash bonuses and long-term incentive compensation. The Compensation Committee of our Board of Directors has the responsibility for establishing, implementing and monitoring our executive compensation programs.

Our short-term incentive cash compensation has been and continues to be designed to reward performance. We accomplish this objective by tying awards to a variety of goals including revenue and profitability goals and specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to our current or long-term performance. Long-term incentive compensation is designed to reward the achievement of long-term company-wide performance goals as measured by three-year cumulative revenue and profitability-based measures established at the beginning of each three-year performance cycle; to align compensation with share price and stockholder return; and to encourage retention. Long-term incentive compensation awards in 2009-2011 consist of a mix of cash, stock options and restricted stock. The Compensation Committee also has discretionary authority to supplement incentive awards above and beyond the awards described above and has done so in cases where individuals have recorded significant accomplishments important to us in addition to those contemplated when goals for the year were set. For more information on our executive compensation programs, please see the Summary Compensation Table, the Grant of Plan Based Awards table, and the notes to each.

The following table summarizes the compensation we paid for services rendered during the years indicated to each of our Named Executive Officers during 2011. The Named Executive Officers are our Chief Executive Officer, Chief Financial Officer, and one other most highly compensated executive officer ranked by their total compensation in the table below.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non- Equity Incentive Plan Compensa- tion ($) (g)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensa- tion ($) (i)(5)	Total ($) (j)

M. Christine Jacobs	2011	570,000	-	99,009	126,385	564,756	-	54,337	1,414,487
President & Chief Executive	2010	555,000	-	57,600	68,288	457,842	-	55,464	1,194,194
Officer	2009	545,000	175,000	37,200	45,600	444,680	-	56,090	1,303,570

Francis J. Tarallo	2011	330,000	35,000	63,954	81,765	211,629	-	12,888	735,236
Chief Financial Officer &	2010	320,000	-	46,080	55,290	190,293	-	14,022	625,685
Treasurer	2009	302,500	88,919	16,740	22,800	172,666	-	12,426	616,051

Bruce W. Smith	2011	306,000	35,000	61,047	78,085	181,672	-	17,372	679,176
Executive Vice-President of	2010	300,000	-	43,200	50,440	185,932	-	17,074	596,646
Strategy and Business	2009	285,500	76,927	13,950	19,380	169,750	-	18,236	583,743
Development & Secretary

(1)
Column (d) represents discretionary cash bonuses to the named individuals.  In 2009 and 2011 a discretionary component was included in the Short Term Incentive (“STI”) program, which was based upon the Compensation Committee’s subjective assessment of performance. No such discretionary component was included in the 2010 STI program.  For 2011, bonus amounts represent discretionary bonuses outside the 2011 STI program of $35,000 for Mr. Tarallo and $35,000 for Mr. Smith.

(2)
Amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Generally Accepted Accounting Principles (“GAAP”), and do not correspond to the actual amount that will be realized by the Executive. For more information on valuation of share-based awards, see footnote J to our consolidated financial statements included in Form 10-K for the year ended December 31, 2011. For additional detail on the awards, see Outstanding Equity Awards at Fiscal Year-End December 31, 2011.

(3)
Amounts reflect the aggregate grant date fair value of option awards computed in accordance with GAAP, and do not correspond to the actual amount that will be realized by the Executive. For more information on valuation of share-based awards, see footnote J to our consolidated financial statements included in Form 10-K for the year ended December 31, 2011. For additional detail on the awards, see Outstanding Equity Awards at Fiscal Year-End December 31, 2011.

(4)
Represents STI awards and vesting of our Long-Term Incentive (“LTI”) cash performance award for each three year performance cycle. The 2011 STI awards were based on two components. One component is based on achievement of financial performance for the year, including consolidated revenue and profitability goals representing 50% of the targeted award. The second component is based on specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to our current or long-term performance, representing 50% of the targeted award. Individual goals include among other things, increase market share of specific product lines, organic growth drivers and significant infrastructure improvements.  LTI cash performance awards were based on cumulative revenue and profitability based measures over the three year performance period ending at the end of each fiscal year. Amounts in column (g) include:

Ms. Jacobs – 2011, STI of $564,756 with no LTI earned; 2010, STI of $386,250 and LTI of $71,592; 2009, STI of $342,080 and LTI of $102,600.

Mr. Tarallo – 2011, STI of $211,629 with no LTI earned; 2010 STI of $155,520 and LTI of $34,773; 2009, STI of $122,831 and LTI of $49,835.

Mr. Smith – 2011, STI of $181,672 with no LTI earned; 2010 STI of $155,250 and LTI of $30,682; 2009, STI of $125,778 and LTI of $43,972.

The CEO’s 2011 STI compensation was targeted at 70% of base salary but could range from 0% to 140% of base salary based on performance. The other Named Executive Officers’ 2011 STI compensation was targeted at 45% to 50% of base salary, but could range from 0% to 100% of base salary based on performance.

LTI cash awards earned in 2010 as disclosed above were attributable to the 2008 LTI cash performance award (the “2008 Plan”).  The 2008 Plan covered the January 1, 2008 to December 31, 2010 performance period and vested on December 31, 2010.  The 2008 Plan included a cash bonus opportunity of which fifty percent (50%) was based upon our cumulative revenue for the period 2008 to 2010 (the “Revenue Goal”), and 50% was based upon our cumulative earnings before interest, taxes, depreciation, amortization and share-based compensation, (“Adjusted EBITDA”) for the same period (the “Adjusted EBITDA Goal”), in each case as measured relative to our strategic objectives over the 2008 to 2010 period.  Cumulative threshold, target and maximum amounts were developed based on our strategic plan and reviewed and approved by the Compensation Committee and the Board upon the establishment of the 2008 Plan in February 2008.  Such targets included amounts based on assumed business acquisitions during the performance period.  General economic conditions deteriorated in the second half of 2008 leading to significant economic uncertainties and a recession in the U.S. and the rest of the world.  These macroeconomic conditions, among other reasons, prevented us from executing a strategy of business acquisitions during this period.  The Compensation Committee and the Board of Directors believes that not executing such business acquisitions was in the best interest of the Company and stockholders and accordingly, adjusted the Revenue Goal and the Adjusted EBITDA Goal in the 2008 Plan to remove the impact of assumed business acquisitions.  As a result of the modifications of these goals, a cash bonus was earned for the Revenue Goal.  No such cash bonus was earned for the Adjusted EBITDA Goal.

(5)	The amount shown in column (i) for 2011 includes:
●	amount paid for financial counseling and tax preparation services for Mr. Tarallo and Mr. Smith.
●	a monthly car allowance to Mr. Tarallo and Mr. Smith;
●	amount paid for long-term disability insurance premiums on behalf of Ms. Jacobs;
●	tax gross-ups for each of the previous perquisites provided to Named Executive Officers;
●	amounts paid for life insurance premiums on behalf of each Named Executive Officer;
●	$35,000 paid to Ms. Jacobs to be used at her discretion to the end of producing retirement income;
●	matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Employee Savings Plans (401(k) Plans).

Except for the $35,000 amount paid to Ms. Jacobs, the amount attributable to each such perquisite or benefit for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer.

Grants of Plan-Based Awards

									All
								All	Other
								Other	Option
								Stock	Awards:
								Awards:	Number	Exercise or	Grant Date
								Number	Of	Base	Fair Value
								Of Shares	Securities	Price of	of Stock
		Estimated Future Payouts						Of Stock	Underlying	Option	and Option
	Grant	Under Non-Equity Incentive			Estimated Future Payouts Under			Or Units	Options	Awards	Awards
Name	Date		Plan Awards		Equity Incentive Plan Awards			(#)	(#)	($/sh)	(5)

		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

M. Christine Jacobs

Short-term cash incentive (1)	2/25/11	239,400	399,000	798,000

Long-term cash incentive (2)	2/25/11	152,100	304,200	608,400

Long-term incentive award –
restricted stock (3)	2/25/11							57,900			99,009
Long-term incentive award –
stock options (4)	2/25/11								109,900	1.71	126,385

Francis J. Tarallo

Short-term cash incentive (1)	2/25/11	99,000	165,000	330,000

Long-term cash incentive (2)	2/25/11	101,000	202,000	404,000

Long-term incentive award –
restricted stock (3)	2/25/11							37,400			63,954
Long-term incentive award –
stock options (4)	2/25/11								71,100	1.71	81,765

Bruce W. Smith

Short-term cash incentive (1)	2/25/11	82,620	137,700	275,400

Long-term cash incentive (2)	2/25/11	94,800	189,600	379,200

Long-term incentive award –
restricted stock (3)	2/25/11							35,700			61,047
Long-term incentive award –
stock options (4)	2/25/11								67,900	1.71	78,085

(1)
Represents threshold, target and maximum amounts under our 2011 short-term incentive awards. Each Named Executive Officer had a short-term incentive cash bonus opportunity for 2011 based on financial and individual performance. The individual target bonus opportunity for Ms. Jacobs was 70% of base salary, with a minimum bonus opportunity of 0% and a maximum of 140%. The individual target bonus opportunity for the other Executive Officers ranged from 45% to 50% of base salary, with a minimum bonus opportunity of 0% and a maximum of 100%.

For each Named Executive Officer 50% of the bonus opportunity was measured against established goals for consolidated revenue and profitability and 50% was measured against individual performance goals. With respect to Ms. Jacobs, her individual performance goals were reviewed and approved by the Compensation Committee and the independent Directors of the Company. For the other Named Executive Officers, individual performance goals were determined by the Chief Executive Officer and reviewed and approved by the Compensation Committee and Board of Directors.

(2)
Represents threshold, target and maximum amounts payable under our 2011 LTI cash award. Fifty percent (50%) of the Cash Bonus Opportunity is based upon our cumulative consolidated revenue for the period 2011 to 2013; and 50% is based upon cumulative consolidated earnings before interest, taxes, depreciation, amortization and share compensation (“Adjusted EBITDA”) for the same period; in each case as measured relative to our strategic objectives over the 2011 to 2013 period. Cumulative threshold, target and maximum amounts have been developed, based on our strategic plan, and the 2011 LTI cash award will be measured and paid according to the following schedule:

	Payout as Percent of Target Amount
Cumulative amount	Revenue Goal	Adjusted EBITDA Goal
Maximum (or greater)	100%	100%
Target	50%	50%
Threshold	25%	25%
Below threshold	0%	0%

If employment of the Named Executive Officer with Theragenics or an affiliate is terminated before December 31, 2013 due to death, disability, or is terminated by us without cause, the Named Executive Officer will be entitled to a pro rata portion of the cash bonus in accordance with the terms of the Award. If employment is terminated for any other reason before December 31, 2013 (unless a change in control as defined in the Award occurs before then), the cash bonus opportunity will be forfeited. If a change in control occurs before December 31, 2013, the cash award becomes vested at the target level, provided the Named Executive Officer is employed by Theragenics or an affiliate as of the date of the change in control.

(3)	Restricted stock grants that vest in four equal annual installments beginning February 25, 2012. This restricted stock was granted in February 2011 in connection with our 2011 LTI awards.

(4)
Incentive stock option awards that vest in four equal annual installments beginning February 25, 2012. These stock options were granted in February 2011 in connection with our 2011 LTI awards. The exercise price of the stock option awards was equal to the market value of our stock on the grant date of the award.

(5)
The amounts shown in column (l) represent the total grant date fair value of the restricted stock and stock option awards granted in 2011 in accordance with GAAP. These amounts are expected to be recognized for financial statement reporting purposes over the 2011 – 2015 periods. For more information on valuation of share-based awards, see footnote J to our consolidated financial statements included in Form 10-K for the year ended December 31, 2011. These amounts reflect the total grant date fair value of the award, and do not correspond to the actual value that will be recognized by the Named Executive Officer.

Outstanding Equity Awards at Fiscal Year-End
December 31, 2011

	Option Awards						Stock Awards
			Equity
			Incentive				Number
			Plan				of
			Awards				Shares
	Number of	Number of	Number of				or Units
	Securities	Securities	Securities				of Stock
	Underlying	Underlying	Underlying				That		Market Value
	Unexercised	Unexercised	Unexercised		Option		Have		of Shares or
	Options	Options	Unearned		Exercise	Option	Not		Units of Stock
	(#)	(#)	Options		Price	Expiration	Vested		That Have Not
Name	Exercisable	Unexercisable	(#)		($)	Date	(#)		Vested ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)*

M. Christine Jacobs	—	109,900		(1)	1.71	2/25/21	57,900	(2)	97,272
	17,600	52,800		(3)	1.44	2/25/20	30,000	(4)	50,400
	40,000	40,000		(5)	0.93	2/26/19	20,000	(6)	33,600
	50,250	16,750		(7)	3.79	2/19/18	9,750	(8)	16,380
	67,000	—			5.00	2/13/17
	180,000	—			5.02	8/26/12

Francis J. Tarallo	—	71,100		(1)	1.71	2/25/21	37,400	(2)	62,832
	14,250	42,750		(3)	1.44	2/25/20	24,000	(4)	40,320
	20,000	20,000		(5)	0.93	2/26/19	9,000	(6)	15,120
	25,500	8,500		(7)	3.79	2/19/18	3,500	(8)	5,880
	34,000	—			5.00	2/13/17
	3,200	—			3.95	1/14/15
	10,000	—			4.28	12/20/12

Bruce W. Smith	—	67,900		(1)	1.71	2/25/21	35,700	(2)	59,976
	13,000	39,000		(3)	1.44	2/25/20	22,500	(4)	37,800
	17,000	17,000		(5)	0.93	2/26/19	7,500	(6)	12,600
	21,750	7,250		(7)	3.79	2/19/18	3,250	(8)	5,460
	29,000	—			5.00	2/13/17
	20,000	—			4.28	12/20/12

* Based on the closing price of the Company’s Common Stock on December 31, 2011 of $1.68. The market value or payout value of unvested shares and rights does not correspond to the actual value that may ultimately be realized by the Named Executive Officer.

(1)	Outstanding unvested stock options vest in four equal annual installments beginning 2/25/12. These stock options were granted in February 2011 in connection with the 2011 LTI awards.
(2)	Restricted stock grant vests in four equal annual installments beginning 2/25/12. This restricted stock was granted in February 2011 in connection with the 2011 LTI awards.
(3)	Outstanding unvested stock options vest in three equal annual installments beginning 2/25/12. These stock options were granted in February 2010 in connection with the 2010 LTI awards.

(4)	Restricted stock grant vests in three equal annual installments beginning 2/25/12. This restricted stock was granted in February 2010 in connection with the 2010 LTI awards.
(5)	Outstanding unvested stock options vest in two equal annual installments beginning 2/26/12. These stock options were granted in February 2009 in connection with the 2009 LTI awards.
(6)	Restricted stock grant vests in two equal annual installments beginning 2/26/12. This restricted stock was granted in February 2009 in connection with the 2009 LTI awards.
(7)	Outstanding unvested stock options vest 2/19/12. These stock options were granted in February 2008 in connection with the 2008 LTI awards.
(8)	Restricted stock grant vest 2/19/12. This restricted stock was granted in February 2008 in connection with the 2008 LTI awards.

Equity Compensation Plan Information

The following table summarizes information about the options, rights and other equity compensation under our equity compensation plans as of December 31, 2011. The table does not include information about tax qualified plans such as the Theragenics Employee Savings Plan  or the 2012 Omnibus Incentive Plan submitted for stockholder approval at the Annual Meeting.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)*

Equity compensation plans approved by security holders	1,669,700	$2.86	899,698
Equity compensation plans not approved by security holders	None	N/A	N/A

Total	1,669,700	$2.86	899,698

*
Reflects 710,032 shares of Common Stock remaining available for future issuance under our 2006, 2000 and 1997 Stock Incentive Plans, and 189,666 shares of Common Stock remaining available for future issuance under the Company’s Employee Stock Purchase Plan.

Board Process and Equity Grant Practices. The Compensation Committee of our Board of Directors meets annually, usually in February, to establish recommendations to be made to our Board for compensation and metrics for awards to executives, which include the Named Executive Officers. As they relate to our CEO, such recommendations are made by the Compensation Committee to the independent directors of our Board. The Compensation Committee is assisted in this process by CSI, who establishes peer and industry comparables for use by the Committee. The CEO, at the Committee’s request, provides the Committee with a self-evaluation of her performance and assists the Committee in reaching compensation decisions with respect to the Named Executive Officers other than herself. The other Named Executive Officers do not play a role in their own compensation determination, other than discussing the achievement or setting of their personal individual performance objectives with the CEO. Prior to the Compensation Committee’s February meeting, each director completes an evaluation of the CEO’s performance for the just finished fiscal year.  In coordination with legal counsel, CSI consolidates these evaluations to highlight all relevant details in order to facilitate an open and transparent discussion of the CEO’s performance.  Following the Committee’s discussion of the CEO’s performance, the CEO meets with the Committee at this annual meeting to discuss the summary of her annual evaluation and her recommendation for non-CEO executive compensation.  The Committee then arrives at its compensation recommendations. Shortly after the Compensation Committee meets, our Board of Directors meets to consider and then approve the Committee’s recommendations related to executive compensation supported by CSI. Any recommendations related to our CEO are discussed and approved by the independent directors of our Board. Other equity awards, such as restricted stock and options, are also awarded to our Named Executive Officers at this meeting. The exercise price of any stock options awarded to Named Executive Officers is the closing price of our Common Stock on the date of grant, which is generally the date of the February meeting of the Board of Directors. Board and Committee meetings are usually scheduled at least six to twelve months in advance. We make scheduling decisions without regard to anticipated earnings or other material or significant announcements. The Compensation Committee and Board of Directors may also consider equity grants on the date that an employee becomes a Named Executive Officer and at other times as the Committee and Board may consider appropriate.

Potential Payments Upon Termination or Change of Control

The table below outlines the potential payments and benefits payable to each Named Executive Officer in the event of termination and/or a change in control (“CIC”) as if such CIC and/or termination event had occurred on December 31, 2011:

								Other
							Continued	Continued
					Accelerated		Health	Health
				Long-Term	Restricted		Insurance	Insurance		Excise
	Accrued			Incentive	Stock and	Accelerated	Coverage	Coverage	Life	Tax and
	Vacation			Program	Stock	Performance	(present	(present	Insurance	Tax
	Pay	Bonus	Severance	Cash Bonus	Options	Awards	value)	value)	Benefits	Gross-up	Total
Triggering Event	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)	($)	($)	($) (5)	($) (6)	($)
M. Christine Jacobs
Death	10,962	457,842	-	101,400	139,152	-	-	-	300,000	-	1,009,356
Disability	10,962	457,842	-	101,400	139,152		12,375	32,301	-	-	754,032
Resignation/Termination
for Cause	10,962	-	-	-	-	-	-	-	-	-	10,962
Resignation for Good
Reason/Termination
without Cause	10,962	457,842	1,597,842	101,400	259,548	-	12,375	32,301	-	-	2,472,270
Involuntary
Termination/
Resignation upon CIC	10,962	856,842	3,021,509	939,200	259,548	-	12,375	32,301	-	1,504,168	6,636,905

Francis J. Tarallo

Death	6,346	-	-	67,333	81,248	-	-	-	200,000	-	354,927
Disability	6,346	-	-	67,333	81,248	-	-	-	-	-	154,927
Resignation/Termination
for Cause	6,346	-	-	-	-	-	-	-	-	-	6,346
Resignation for Good
Reason/Termination
without Cause	6,346	-	660,000	67,333	72,680	-	-	-	-	-	806,359
Involuntary Termination/
Resignation upon CIC	6,346	165,000	623,747	672,000	160,332	-	-	-	-	-	1,627,425

Bruce W. Smith
Death	5,885	-	-	63,200	72,499	-	-	-	300,000	-	441,584
Disability	5,885	-	-	63,200	72,499	-	-	-	-	-	141,584
Resignation/Termination
for Cause	5,885	-	-	-	-	-	-	-	-	-	5,885
Resignation for Good
Reason/Termination
without Cause	5,885	-	612,000	63,200	67,251	-	-	-	-	-	748,336
Involuntary Termination/
Resignation upon CIC	5,885	137,700	610,134	649,600	147,441	-	-	-	-	-	1,550,760

(1)	Represents the 2011 STI payable at target upon a CIC. For Ms. Jacobs, the amount also includes a lump-sum payment for the most recently paid annual bonus.
(2)	For Ms. Jacobs, severance is paid as one lump sum.

Severance under each scenario for Ms. Jacobs includes accrued obligations.  Accrued obligations comprise of the full base salary through the date of termination, any unpaid but accrued annual bonus, an amount equal to the annual bonus paid for the last full fiscal year, prorated by days worked in the year of termination and any accrued vacation pay for the current year not yet paid.

●	For termination without Cause or her resignation for Good Reason, severance includes:

o	Two times the sum of the current base salary plus the most recently completed year’s annual bonus plus,
o	An amount equal to a prorated portion of the bonus for the last completed fiscal year of the Company.

●	In a CIC, severance includes:

o	Three times the sum of her average annual base pay plus the average bonus in the last three fiscal years.

For Mr. Tarallo and Mr. Smith, severance is two times the current annual rate of salary (three times the current annual rate of salary in the event of a CIC) and is paid over a two to three year period.

(3)
Represents the cash bonus opportunity of the LTI Program where 50% of the cash bonus opportunity is based upon cumulative revenue in the 2009 to 2011, 2010 to 2012 and the 2011 to 2013 performance periods and 50% is based upon cumulative Adjusted EBITDA in the same period, as measured relative to our strategic objectives for the performance period. Threshold, target and maximum amounts have been developed, based on our strategic plan. In the event of termination other than CIC or for cause, the award is prorated in the same proportion that the number of days elapsed since the beginning of the performance period. If a CIC occurs during the performance period while the participant is an employee of ours, the participant is paid the full value of the cash incentive award determined as if we had performed at the target performance level for the duration of the performance period and the participant had remained employed for the duration of the performance period. If we or one of our affiliates terminates the participant’s employment for cause or the participant resigns before the last day of the performance period, the participant is not entitled to any cash incentive award.

(4)
Represents accelerated vesting of unvested restricted stock and unvested stock options. For purposes of this table, restricted stock is valued at $1.68 per share, the closing price of our Common Stock on December 31, 2011. Stock options are valued at their intrinsic value as of December 31, 2011, based on our closing price of $1.68. Unvested restricted stock becomes fully vested in the event of a CIC. In the event of termination without Cause, death or disability, a portion of unvested restricted shares become vested based upon the length of employment during the vesting period relative to the full vesting period. In the event of termination for Cause or voluntary termination by the Executive, the Executive forfeits all unvested restricted shares. Unvested stock options become fully vested upon death, disability, retirement upon reaching age 65 or older, or a CIC.  In the event of termination for Cause or voluntary termination by the Executive, there will be no further vesting of options.

(5)	Represents proceeds to named beneficiaries upon death of the Named Executive Officer.
(6)
A portion of Ms. Jacobs’ severance amount calculated for purposes of this schedule in connection with a change in control would be considered “parachute payments” under federal law and subject to federal excise tax (i.e. are associated with a change in control of the Company and exceed a certain level). In accordance with her contract, the amount under this column represents an additional amount paid to Ms. Jacobs to put her in the same after-tax position as if no excise tax had been incurred.

The employment contracts of the Named Executive Officers which specify certain payments under termination and/or CIC as included in the above tables also require the material obligation not to compete with us, not to solicit our customers and employees and not to disclose our confidential information, all for a minimum of two years post termination.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered performance-based under the Section 162(m) rules. While our short-term incentives and long-term cash incentive programs discussed above are focused on performance, only a portion of our long-term incentive program may qualify as “performance-based” as defined under the Section 162(m) rules. From time to time, the Compensation Committee may award or pay compensation which is not fully deductible if the Committee determines that such award is consistent with its compensation and incentive philosophy and is in the best interest of the Company and its stockholders. We believe that $216,000 of taxable executive compensation for 2011 may be non-deductible under Section 162(m).

Executive Employment Agreements

We have employment agreements with each of the Named Executive Officers, the material terms of which are described below. Salary, bonus and incentives awards are recommended by the Compensation Committee and approved by the Board of Directors, or, in the case of the CEO, the independent directors of the Board.

Jacobs Employment Agreement. We have an employment agreement with Ms. Jacobs, which expires on April 13, 2014.   The agreement provides for automatically extending the term for one additional year on April 13 of each year so that the term is always three years from the date of each renewal, unless either party gives notice of non-renewal. The agreement provides for an annual base salary, which is currently $570,000, subject to review at least annually for possible increases, plus eligibility for an annual bonus. The agreement also provides $35,000 annually for use in producing retirement income, an individual disability insurance policy providing the maximum insurable amount as the Compensation Committee determines can be purchased at reasonable cost, plus all other benefits that we provide to executive officers.

If we terminate Ms. Jacobs’ employment without “Cause,” she resigns for “Good Reason,” or the agreement expires because of non-renewal by us and her employment is terminated, she is entitled to certain severance benefits in addition to “accrued obligations.” These severance benefits are a payment of two times the sum of her annual base pay plus bonus paid in the most recent fiscal year (or three times the sum of her average annual base pay plus average bonus in the last three fiscal years if the termination is within one year of Change in Control), full vesting of all stock options, stock grants and any other equity incentive compensation, payment of two times the individual disability insurance annual premium plus applicable taxes thereon and continuation (or cash plus applicable taxes thereon in lieu of continuation) of health plan benefits for two years from the date of termination. Under the agreement, “accrued obligations” include, among other items, any unpaid but accrued annual bonus plus an amount equal to bonus paid for the prior fiscal year prorated for the portion of the current fiscal year prior to termination or expiration. “Cause” includes events such as the commission of a felony, fraud or dishonesty that results in material harm to the Company, grossly inappropriate conduct that would materially harm the Company, or a material breach of the employment agreement. “Good Reason” includes events such as an adverse material change in Ms. Jacobs’ role at the Company, a reduction of her compensation, required relocation of greater than 50 miles against her wishes, the occurrence of a “Change in Control,” or a material breach of the employment agreement by the Company.

The agreement provides that if any payments or benefits are “parachute payments” under federal law and are subject to federal excise tax (i.e., are associated with a change in control of the Company and exceed a certain level), the Company will pay an additional amount to Ms. Jacobs to put her in the same after-tax position as if no excise tax had been incurred. Ms. Jacobs’ agreement also contains provisions, which are intended to restrict her from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination. Her agreement also contains restrictions on the use and disclosure of the Company’s confidential information and trade secrets. If Ms. Jacobs violates the restrictions on competition or solicitation of customers or employees or the restrictions on the use and disclosure of confidential information and trade secrets, the Company may cease the payments of severance benefits and the provision of welfare benefits that it is providing to Ms. Jacobs, and the Company is entitled to pursue other legal and equitable relief to recover any amounts previously paid to Ms. Jacobs and to prevent Ms. Jacobs from further violating those restrictions.

If Ms. Jacobs’ employment is terminated due to her death or “disability” (as defined in the agreement) she will receive payment of all “accrued obligations,” full vesting of all stock options, granted a year or more before termination, prorated vesting of any otherwise unvested stock options granted within one year of termination, and, in the event of disability, payment of two times the individual disability insurance annual premium plus tax and continuation (or cash plus tax gross-up in lieu of continuation) of long-term disability and health plan benefits for Ms. Jacobs’ and her family for two years on the same terms to her or her family as available to other executives of the Company.

Other Executive Officer Employment Agreements. We have employment agreements with the remaining Named Executive Officers. Under each employment agreement, the Named Executive Officer is entitled to a specific level of minimum annual base salary, subject to review at least annually for possible increases, participation in a bonus program, reimbursement for financial planning services, and life insurance up to the lesser of $200,000 additional coverage above group term coverage or $450,000 in the aggregate. Each employment agreement provides that the Named Executive Officer is entitled to a specified level of severance benefits if we terminate the Named Executive Officer’s employment without “Cause” or the Named Executive Officer resigns for “Good Reason.” Each employment agreement also provides for severance benefits if such termination of employment occurs in connection with a “Change in Control” (i.e., within 90 days before or one year after a Change in Control). Each agreement conditions the right to severance upon the Named Executive Officer’s execution of a release agreement in favor of the Company. Each agreement defines “Cause” to include events such as willful and continued failure to perform duties, willful misconduct or gross negligence, fraud or dishonesty against the Company, commission of a felony or any other crime involving dishonesty, or a material breach of the employment agreement. Each agreement defines “Good Reason” to include a material modification in duties, required relocation against the executive’s wishes, or the Company materially breaches the agreement. Each agreement also contains provisions which are intended to restrict each Named Executive Officer from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination. The agreements also contain restrictions on the use and disclosure of the Company’s confidential information and trade secrets by the Named Executive Officer. All agreements provide that the Company may cease payment of any severance amounts being paid to the Named Executive Officer if the officer breaches any of the foregoing restrictions and that the Named Executive Officer must repay any amounts already paid to him. Furthermore, the Company may pursue other legal and equitable remedies to prevent the Named Executive Officer from further violating any of the foregoing restrictions.

The material features of these employment agreements that vary among the Named Executive Officers are described below.

Tarallo Employment Agreement. Our employment agreement with Mr. Tarallo expires on August 10, 2013. The agreement provides for automatically extending the term for one additional year on August 10 of each year so that the term is always two years from the date of each renewal, unless either party gives notice of non-renewal. Mr. Tarallo’s current annual base salary is $340,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one professional membership. In addition, the agreement provides for an additional annual perquisites allowance up to $10,000, although no such additional perquisites have ever been paid.  The severance benefits payable to Mr. Tarallo following a termination of his employment by us without “Cause” or by him for “Good Reason” are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Tarallo resigns for “Good Reason” or is terminated without “Cause” in connection with a Change in Control, we are obligated to pay Mr. Tarallo whichever of the following results in Mr. Tarallo’s retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Tarallo’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Smith Employment Agreement. Our employment agreement with Mr. Smith expires on January 1, 2014. The agreement provides for automatically extending the term for one additional year on January 1 of each year so that the term is always two years from the date of each renewal, unless either party gives notice of non-renewal. Mr. Smith’s current annual base salary is $314,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one club membership. Mr. Smith maintained no club memberships in 2009, 2010 or 2011. The severance benefits payable to Mr. Smith following a termination of his employment by us without “Cause” or by him for “Good Reason” are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Smith resigns for any reason or is terminated without “Cause” in connection with a Change in Control, we are obligated to pay Mr. Smith whichever of the following results in Mr. Smith retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Smith’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code. Under Mr. Smith’s contract, “Good Reason” includes a change in control.

Director Compensation for Fiscal Year-End
December 31, 2011

		Fees Earned or			All Other
		Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name		($)	($)	($)	($)	($)
(a)(1)	Year	(b)	(c)(2)	(d) (3)	(g) (5)	(h)

Kathleen A. Dahlberg	2011	67,750	28,500	-	-	96,250
	2010	47,808	6,650	4,500	-	58,958
	2009	42,764	5,100	3,215	-	51,079

K. Wyatt Engwall	2011	67,750	28,500	-	-	96,250
	2010	49,000	6,650	4,500	-	60,150
	2009	48,764	5,100	3,215	-	57,079

John V. Herndon (4)	2011	75,000	28,500	-	900	104,400
	2010	75,000	6,650	4,500	900	87,050
	2009	75,000	5,100	3,215	900	84,215

C. David Moody, Jr.	2011	64,750	28,500	-	-	93,250
	2010	50,000	6,650	4,500	-	61,150
	2009	48,764	5,100	3,215	-	57,079

Peter A. A. Saunders	2011	58,750	28,500	-	-	87,250
	2010	46,192	6,650	4,500	-	57,342
	2009	48,764	5,100	3,215	-	57,079

(1)
M. Christine Jacobs, the Company’s President and Chief Executive Officer is not included in this table as Ms. Jacobs is an employee of the Company and thus receives no compensation for services as a director. The compensation received by Ms. Jacobs as an employee of the Company is shown in the Summary Compensation Table included herein.

(2)
Amounts reflect the aggregate grant date fair value of restricted stock awards computed in accordance with GAAP, and do not correspond to the actual value that will be realized by each Director. For more information on valuation of share-based awards, see footnote J to our consolidated financial statements included in Form 10-K for the year ended December 31, 2011. At December 31, 2011, the aggregate number of unvested restricted stock awards outstanding was: Ms. Dahlberg, 20,000; Mr. Engwall—20,000; Mr. Herndon—20,000; Mr. Moody—20,000; and Mr. Saunders—20,000.

(3)
Amounts reflect the aggregate grant date fair value of option awards computed in accordance with GAAP, and do not correspond to the actual value that will be realized by each Director. For more information on valuation of share-based awards, see footnote J to our consolidated financial statements included in Form 10-K for the year ended December 31, 2011. At December 31, 2011, the aggregate number of option awards outstanding was: Ms. Dahlberg—10,000; Mr. Engwall—10,000; Mr. Herndon—58,000; Mr. Moody—10,000; and Mr. Saunders—58,000.

(4)
Mr. Herndon, a Director and former chief executive officer of the Company, has served as Advisor-to-the-Chief Executive Officer since the third quarter of 1993. For his continued service as Advisor-to-the-Chief Executive Officer, Mr. Herndon’s annual salary is $75,000. In view of his compensation as Advisor-to-the Chief Executive Officer, Mr. Herndon does not receive the annual Director cash retainer or Director meeting fees.

(5)	Represents amount of our matching contribution allocated pursuant to the Employee Savings Plan (401(k)) Plan.

Each Director who is not an employee of the Company receives a Board retainer of $6,250 per quarter, $1,500 for attending each Board meeting and $1,000 for attending each Committee meeting. A retainer of $3,000 per quarter is paid to the Chairman of the Audit and Compensation Committees, and a retainer of $2,000 per quarter is paid to the Chairman of the Corporate Governance Committee. Each Committee member other than the Chair receives a retainer of $500 per quarter for each Committee. Each non-officer Director also receives an annual equity grant consisting of 15,000 shares of restricted stock which vest ratably over three years.

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of our accounting and reporting practices, financial reports, internal controls and audit functions. The Audit Committee’s responsibilities are more fully described in its charter. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Management is responsible for the preparation and integrity of our consolidated financial statements, accounting and financial reporting principles, disclosure controls and procedures, internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm (the “independent auditors”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to Management and our independent auditors on the basis of the information it receives, through discussions with Management and the independent auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee’s functions are not intended to duplicate or certify the activities of Management or the independent auditors. The Audit Committee meets at least quarterly with Management and the independent auditors to review the Company’s interim financial statements and discuss various topics and events, including, but not limited to, items related to our internal control over financial reporting, critical accounting policies and the adequacy of disclosure in our consolidated financial statements. In accordance with law, the Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters.

The Audit Committee received and reviewed the report of Management’s assessment on internal control over financial reporting at December 31, 2011, contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC, as well as the reports of Dixon Hughes Goodman LLP, our independent auditors for 2011, which are also included in our Annual Report on Form 10-K. These reports related to Dixon Hughes Goodman’s audit of our consolidated financial statements.

The Audit Committee reports as follows with respect to the audit of our 2011 consolidated financial statements:

●
The Committee has reviewed and discussed the Company’s 2011 audited consolidated financial statements with its Management, including the reasonableness of significant estimates and judgments and the clarity of disclosure in the Company’s financial statements, including the disclosures related to the Company’s critical accounting policies;

●
The Committee has discussed with Dixon Hughes Goodman, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

●
The Committee has received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence.

●
Based on review and discussions of the Company’s 2011 audited consolidated financial statements with Management and discussions with Dixon Hughes Goodman, the Audit Committee recommended to the Board of Directors that the Company’s 2011 audited consolidated financial statements be included in its Annual Report on Form 10-K.

The Committee meets at regularly scheduled executive sessions. The Committee Chair, Mr. Engwall, presides at the executive sessions of the Audit Committee.

This report is provided by the following independent directors, who comprise the Audit Committee:

K. Wyatt Engwall — Chairman
Kathleen A. Dahlberg
C. David Moody, Jr.
Peter A.A. Saunders

PROPOSAL NUMBER TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders will be asked to vote for a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee is responsible for the selection of our independent registered public accounting firm, and has approved the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm to audit our consolidated financial statements for 2012. As a matter of good corporate governance, we are submitting the selection of Dixon Hughes Goodman LLP to stockholders for ratification. Proposal Two requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on Proposal Two. A representative of Dixon Hughes Goodman LLP is expected to attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders. Dixon Hughes Goodman has audited our consolidated financial statements since 2007.

Accounting Fees and Services

Following are aggregate fees billed to us by Dixon Hughes Goodman for professional services for the fiscal years ended December 31, 2011 and 2010.

Audit Fees. In connection with services rendered for the audit of our annual financial statements and the review of our interim financial statements, we have estimated that its total audit fees for fiscal years 2011 and 2010 were approximately $440,000 and $448,000, respectively. These figures include fees for services that were billed to us in fiscal year 2012 in connection with the 2011 fiscal year audit, and billed in 2011 in connection with the 2010 fiscal year audit.

Audit-Related Fees. The aggregate fees billed by our independent public accountants for audit-related professional services includes fees associated with the audit of the financial statements of certain employee benefit plans of approximately $25,000 and $42,000 for fiscal years ending 2011 and 2010, respectively.

Tax Fees. The aggregate fees billed by our independent public accountants for professional services relating to tax compliance, tax planning and tax advice, taken as a whole, were approximately $43,000 and $39,000 for the fiscal year ending 2011 and 2010, respectively.

All Other Fees. The aggregate fees billed by our independent public accountants for all other professional services to us were approximately $21,000 in 2011 and consisted of services rendered in connection with financial statement disclosures.  There were no such professional fees for 2010.

The Audit Committee pre-approves all services performed by our independent auditors. The full Audit Committee approves annually projected services and fee estimates for these services. The Audit Committee Chairman has been designated by the Audit Committee to pre-approve any services arising during the year that are not otherwise pre-approved by the entire Audit Committee. Services approved by the Chairman are communicated to the full Audit Committee for ratification at its next regular meeting. In making its pre-approval determination, the Audit Committee is required to consider whether providing the non-audit services are compatible with maintaining the accounting firm’s independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

PROPOSAL NUMBER THREE
APPROVAL OF THE COMPANY’S 2012 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the 2012 Omnibus Incentive Plan (the “2012 Plan”), which the Board of Directors approved on February 24, 2012. We last requested stockholder approval of an incentive or share plan in 2006 (other than the Employee Stock Purchase Plan approved in 2010).  The Compensation Committee and Board of Directors believe it has been prudent in its use of our incentive plans over the previous six years.  The purpose of the 2012 Plan is to provide equity-based compensation to employees, directors and consultants to promote close alignment with the interests of stockholders, as well as to attract and retain talent and reward performance. The Company has initially reserved 3,000,000 shares to be issued in accordance with the terms of the plan, plus the number of shares remaining available under the Company’s 1997, 2000 and 2006 Stock Incentive Plans (including the number of shares that would be added back under the terms of those prior plans after stockholder approval of the 2012 Plan) immediately prior to stockholder approval of the 2012 Plan. Those prior plans will be terminated upon stockholder approval of the 2012 Plan, which means that the 2012 Plan will be the only plan for providing equity-based compensation to employees, directors and consultants.  The 2012 Plan is an “omnibus” plan that provides for a variety of equity and equity-based award vehicles. The 2012 Plan will allow for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other share-based awards.  The stockholders’ approval of the 2012 Plan will allow the Compensation Committee and the Board of Directors the ability to grant such awards that qualify as “performance-based compensation,” thereby preserving the Company’s tax deduction under Internal Revenue Code Section 162(m) for qualifying performance-based compensation.

This summary of the material features of the 2012 Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 1, 2012.

Classes of Eligible Persons

Awards may be granted only to officers, directors, employees and consultants of the Company or any affiliate of the Company (the “Eligible Persons”); provided, however, that an incentive stock option may only be granted to an employee of the Company or any subsidiary.  As of the date of this proxy statement, there were six officers, five non-officer directors and approximately 490 other employees of the Company or its subsidiaries who comprise the Eligible Persons, other than consultants.  The aggregate benefits and or amounts that will be received in the future by Eligible Persons are not presently determinable.

Administration

Awards under the 2012 Plan will be determined by a committee appointed by the Board of Directors, which except to the extent comprised of the Board of Directors, shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”).  All questions of interpretation of the 2012 Plan will be determined by the Committee, and its decisions are final and binding upon all participants.

Awards

The 2012 Plan permits the Committee to grant cash performance awards, incentive stock options, nonqualified stock options, stock appreciation rights, and other stock-based awards that are settled in Common Stock or cash and have a value derivative of or are determined by reference to a number of shares of Common Stock, including but not limited to grants of Common Stock and grants of rights to receive Common Stock in the future (together, the “Awards”).  The closing market price per share of Common Stock as of March 30, 2012 was $1.84. These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Committee for the benefit of a group of Eligible Persons.

      The number of shares of Common Stock or dollar amount as to which an Award is granted and the recipient of any Award shall be determined by the Committee, subject to the provisions of the 2012 Plan. Awards issuable may be made exercisable or paid at such prices and may be made terminable under such terms as are established by the Committee and in some cases may be paid in cash, to the extent not otherwise inconsistent with the terms of the 2012 Plan. In the event all or a portion of an award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, or if shares of stock are used in settlement of a withholding obligation with respect to any award, that number of shares shall be again available under the 2012 Plan and shall not count against the maximum number of reserved shares.

       Section 162(m) of the Code limits publicly held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief executive officer or the chief financial officer) determined at the end of each year, referred to as “covered employees.” However, qualified “performance-based compensation” is exempted from this limitation. The 2012 Plan is designed to permit the Company to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), but it is not required under the 2012 Plan that the Company grant awards that qualify for this exemption.

       To the extent that the Committee desires to base an Award on performance goals that are intended to qualify the Award as performance-based compensation under Section 162(m) of the Code, the Committee may, but is not required to, make the vesting or payment of an Award subject to the achievement of any of the performance goals listed below during a specified period, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

1)	earnings per share;
2)	book value per share;
3)	operating cash flow;
4)	free cash flow;
5)	cash flow return on investments;
6)	cash available;
7)	net income (before or after taxes);
8)	revenue or revenue growth;
9)	distributor sales performance improvements;
10)	reimbursement relating to Medicare, Medicaid or other federally or state-funded insurance-related programs;
11)	total stockholder return;
12)	return on invested capital;
13)	return on stockholder equity;
14)	return on assets;
15)	return on common book equity;
16)	market share;
17)	economic value added;
18)	gross margin;
19)	contribution margin;
20)	operating margin;
21)	profit margin;
22)	stock price;
23)	operating income or operating net income (before or after taxes);
24)	EBIT, EBITDA or measures based on EBIT or EBITDA;
25)	expenses or operating expenses;
26)	productivity of employees as measured by revenues, costs, or earnings per employee;
27)	working capital;
28)	infrastructure improvements;
29)	regulatory affairs;
30)	governmental interactions;
31)	insurance coverage adequacy and competitiveness;
32)	recruitment for strategic positions;
33)	training;
34)	quality assurance measures relating to manufacturing, including but not limited to reject rate, customer complaints and on-time delivery;
35)	organizational structure improvements;
36)	performance tracking and appraisal improvements;
37)	new product(s) and accounts;
38)	acquisitions and divestitures;
39)	cooperation/consolidations among business units;
40)	data/information collection and dissemination improvements;
41)	outsourcing/insourcing/alternative sourcing;
42)	supply chain management;
43)	succession planning;
44)	benefits management;
45)	improvements in capital structure;
46)	new marketing initiatives;
47)	cost reduction; or
48)	any combination of the foregoing.

 In order for portions of the cash bonus opportunity awards made to the Chief Executive Officer as part of the Company’s STI and LTI programs to be eligible to qualify as “performance-based compensation” under Section 162(m) of the Code, such awards were granted under the 2012 Plan, subject to stockholder approval of the 2012 Plan. As reported in the Company’s Form 8-K filed March 1, 2012, the Company granted Ms. Jacobs an STI cash bonus opportunity, with a target of 75%, a minimum of 0% and a maximum of 150% of base salary, based on 2012 financial and individual performance. For further information, see our Form 8-K filed March 1, 2012.

       The Committee may appropriately adjust any measures under a performance goal to fairly represent the results of continuing operations or the ongoing performance that the performance goal is intended to measure, to exclude the effect of items that are reported as special items in the Company’s earnings release, or to remove the effect of equity compensation expense under Generally Accepted Accounting Principles (“GAAP”); amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; or any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, whether or not any such item fits within such category under GAAP or for reporting purposes, except where any such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

The maximum number of shares of Common Stock with respect to which options, stock appreciation rights, or other Awards (other than other stock-based awards that are payable in cash or cash performance awards) that are intended to be performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee shall not exceed seven hundred thousand (700,000). Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) that may be paid in any calendar year to any employee with respect to other stock-based awards that are payable in cash and cash performance awards may not exceed two million dollars ($2,000,000).

Approval of the 2012 Plan by stockholders at the 2012 Annual Meeting of Stockholders will be deemed to constitute approval of the material terms of the performance goals under the 2012 Plan for purposes of Section 162(m). The material terms of the performance goals include the persons eligible to participate in the 2012 Plan, as described under the heading “Classes of Eligible Persons” above, the performance measures upon which Awards that are performance-based compensation can be based and the maximum shares or cash value of Awards that may be granted to an individual in any one year, as described under the heading “Awards” above.

In addition, the 2012 Plan also permits the Board of Directors to delegate to one or more officers of the Company the ability to grant Awards under the 2012 Plan to individuals other than officers of the Company or any affiliate. The officers so designated can determine the number of shares as to which the Award is granted, subject to a maximum number established by the Board of Directors.

Awards generally shall not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the Award. However, incentive stock options may not be transferred except by will or by the laws of intestate succession.

Options

Options may be made exercisable at a price per share not less than the fair market value (determined in accordance with the 2012 Plan as described below) per share of Common Stock on the date that the option is awarded. The 2012 Plan provides that the Committee may determine fair market value by reference to the selling price per share on the date of grant or the preceding trading day, the closing price or average price on such day, or the average price for a period ending on such day. The exercise price of an option may not be amended or modified and an option may not be exchanged for an option with a lower exercise price without the approval of stockholders, except in the event of a recapitalization, reorganization, or similar event as described below. Incentive stock options granted under the 2012 Plan will expire ten years after their respective grant dates. However, an incentive stock option granted to an individual who owns more than 10% of Common Stock is required to expire five years after its grant date. Nonqualified stock options are required to have an expiration date specified in the Award agreement.

In the case of incentive stock options, the aggregate fair market value (determined as of the date an incentive stock option is granted) of Common Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its subsidiaries may not exceed $100,000.

The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Common Stock, through a cashless exercise executed through a broker, or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld. The 2012 Plan permits the grant of both incentive and non-qualified stock options.

The 2012 Plan prohibits so-called “reload grants.” Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the recipient.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another Award. Each stock appreciation right allows the recipient to receive the appreciation per share of Common Stock over a defined price which may not be less than fair market value (determined in accordance with the 2012 Plan as described above under the heading “Options”) per share of Common Stock on the date the stock appreciation right is granted. The price of a stock appreciation right may not be amended or modified without stockholder approval and a stock appreciation right may not be exchanged for a stock appreciation right with a lower defined price, except in the event of a recapitalization, reorganization, or similar event as described below. If a stock appreciation right is granted in connection with another Award, it may only be exercised to the extent that the related Award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee in the award agreement. Stock appreciation rights have no defined expiration period under the 2012 Plan, but an expiration period can be included in the applicable Award agreement or program and the Committee may, at any time before complete termination of the stock appreciation right, accelerate the time or times at which the stock appreciation right may be exercised or paid.

Other Awards

The Committee may grant other stock-based awards that are settled in Common Stock or cash and have a value derivative of or are determined by reference to a number of shares of Common Stock, including but not limited to grants of Common Stock, grants of rights to receive Common Stock in the future and dividend equivalent rights, subject to the provisions of the 2012 Plan.

Cash Performance Awards

The Committee may grant cash performance awards that are settled in cash and do not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Common Stock, subject to the provisions of the 2012 Plan.

General Rules

The terms of particular Awards may provide that they are terminated, cancelled, accelerated, paid or continued, as provided in the applicable Award agreement or Award program, for among other reasons, upon the holder’s termination of employment, separation from service or termination of some other status with respect to the Company and any affiliate, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control of the Company. Awards may also include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability.

Recapitalizations and Reorganizations

The number of shares of Common Stock reserved for issuance under the Plan in connection with the grant or settlement of an Award and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.

In the event of certain corporate reorganizations, Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the 2012 Plan or the applicable Award agreement.

Amendment or Termination

In general, the 2012 Plan may be amended by the Board of Directors without stockholder approval. However, the Board of Directors may not amend the 2012 Plan without stockholder approval (1) to increase the number of shares of Common Stock available for awards under the 2012 Plan, (2) to materially expand the classes of individuals eligible to receive Awards, (3) to materially expand the types of awards available under the 2012 Plan, or (4) if stockholder approval is required under the rules of the applicable stock exchange.

Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2012 Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2012 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the Code.

Non-Qualified Options. A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the price paid for Common Stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells Common Stock purchased pursuant to the option. The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the recipient sells the stock at a gain prior to that time, the excess of the lesser of the fair market value on the date of exercise or the amount for which the stock is sold over the amount the recipient paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Awards. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or restricted stock unit (the “Equity Incentives”) or cash performance award. Generally, at the time a recipient receives payment under any Equity Incentive or cash performance award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and the Company will then be entitled to a corresponding deduction.

The 2012 Plan is not qualified under Section 401(a) of the Code.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for adoption of the 2012 Plan. Abstentions and broker non-votes will have no effect on Proposal Three.

THE BOARD OF DIRECTORS HAS ADOPTED THE 2012 PLAN AND BELIEVES IT IS ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY AND THE STOCKHOLDERS TO APPROVE SUCH PLAN. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2012 PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of our outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to us and written representations from persons known to us to be subject to these reporting requirements, we believe that our executive officers and directors complied with the Section 16(a) requirements during fiscal year 2011.

RELATED PARTY TRANSACTIONS

We have adopted a written Related Party Policy, which provides procedures for the review, approval or ratification of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) we are a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity) (“Interested Transactions”). A Related Party is (a) any person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) a greater than 5 percent beneficial owner of our Common Stock, or (c) any immediate family member of any of the foregoing. The Related Party Policy is in addition to, and does not replace, the Code of Conduct applicable to all employees, officers and directors, or the Code of Ethics for Chief Executive Officer and Senior Financial Officers.

The Audit Committee of the Board of Directors is responsible for reviewing the material facts of all Interested Transactions and approving and ratifying Interested Transactions. In connection with its review, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

The Audit Committee has reviewed certain types of Interested Transactions and determined that each of the following are deemed to be pre-approved by the Audit Committee: employment and compensation of executive officers, director compensation, any transaction with another company at which a Related Person’s only interest is as an employee and the transaction does not involve more than $250,000, certain Company charitable contributions not to exceed $250,000 or 2% of the charitable organizations’ total annual receipts, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions, and certain banking related services.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a Related Party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.

STOCKHOLDER PROPOSALS

Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in our 2012 proxy material, a stockholder’s proposal must be received not later than December 10, 2012 at our corporate offices, 5203 Bristol Industrial Way, Buford, Georgia 30518, ATTN: Corporate Secretary.

In addition, our By-Laws provide that in order for stockholder proposals or director nominations to be brought before an annual meeting by a stockholder, the proposing stockholder must deliver written notice to our Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, in advance of the anniversary of the previous year’s annual meeting, provided, however, if the upcoming meeting date is more than 30 days in advance of or more than 60 days after the anniversary of the previous year’s annual meeting, the stockholder’s notice must be received not later than the close of business on the 120th day in advance of the upcoming annual meeting or the tenth day following the date of public disclosure of such upcoming meeting date. Such notice must contain specified information about the proposing stockholder(s) and any director nominees or proposals submitted by the stockholder(s), including information about the economic interest of proposing stockholder(s) in Theragenics and any arrangements between such stockholder(s) and nominees.  In addition, in order to nominate directors for election, the stockholder(s) must have beneficially held at least the lesser of 2% or $1,000,000 in market value of Theragenics’ outstanding voting securities for at least two years prior to the date of notice.

MISCELLANEOUS

Our website address is “http://www.theragenics.com.” Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through our website by clicking on the “Investor Relations” page and selecting “SEC Filings.” These reports will be available as soon as reasonably practicable after such material has been electronically filed with, or furnished to, the SEC. These reports are also available through the SEC’s website at “http://www.sec.gov.” The information on these websites and the information contained therein or connected thereto are not intended to be incorporated by reference into this proxy statement.

We will furnish without charge a copy of our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2011, including the consolidated financial statements, to any record or beneficial owner of our Common Stock as of March 22, 2012, who requests a copy of such report. Any request for the 10-K report should be in writing addressed to: Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518. If the person requesting the report was not a stockholder of record on March 22, 2012, the request must include a representation that such person was a beneficial owner of Common Stock of the Company on that date. Copies of any exhibits to the Form 10-K will be furnished on request and upon payment of our expenses in furnishing such exhibits.

OTHER MATTERS

We are not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia
April 4, 2012

(THERAGENICS CORPORATION LOGO)

Appendix A

THERAGENICS CORPORATION
2012 OMNIBUS INCENTIVE PLAN

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THERAGENICS CORPORATION
2012 OMNIBUS INCENTIVE PLAN
SECTION I. DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)    “Affiliate” means:

(1)    Any Subsidiary;

(2)    An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)    Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

(b)    “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)    “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)    “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e)    “Board of Directors” means the board of directors of the Company.

(f)    “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the committee appointed by the Board of Directors to administer the Plan. Except to the extent that the Board of Directors is acting as the Committee, the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers, unless the context would clearly indicate otherwise.

(i)    “Company” means Theragenics Corporation, a Delaware corporation.

(j)    “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time.

(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)    “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(m)    “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)    if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)    if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

(3)    if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

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Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(n)    “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(o)    “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(p)    “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(q)    “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(r)    “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(s)    “Participant” means an individual who receives an Award hereunder.

(t)    “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)	earnings per share;
(ii)	book value per share;
(iii)	operating cash flow;
(iv)	free cash flow;
(v)	cash flow return on investments;

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(vi)	cash available;
(vii)	net income (before or after taxes);
(viii)	revenue or revenue growth;
(ix)	distributor sales performance improvements;
(x)	reimbursement relating to Medicare, Medicaid or other federally or state-funded insurance-related programs;
(xi)	total shareholder return;
(xii)	return on invested capital;
(xiii)	return on shareholder equity;
(xiv)	return on assets;
(xv)	return on common book equity;
(xvi)	market share;
(xvii)	economic value added;
(xviii)	gross margin;
(xix)	contribution margin;
(xx)	operating margin;
(xxi)	profit margin;
(xxii)	stock price;
(xxiii)	operating income or operating net income (before or after taxes);
(xxiv)	EBIT, EBITDA or measures based on EBIT or EBITDA;
(xxv)	expenses or operating expenses;
(xxvi)	productivity of employees as measured by revenues, costs, or earnings per employee;
(xxvii)	working capital;
(xxviii)	infrastructure improvements;
(xxix)	regulatory affairs;
(xxx)	governmental interactions;
(xxxi)	insurance coverage adequacy and competitiveness;
(xxxii)	recruitment for strategic positions;
(xxxiii)	training;
(xxxiv)	quality assurance measures relating to manufacturing, including but not limited to reject rate, customer complaints and on-time delivery;
(xxxv)	organizational structure improvements;
(xxxvi)	performance tracking and appraisal improvements;
(xxxvii)	new product(s) and accounts;
(xxxviii)	acquisitions and divestitures;
(xxxix)	cooperation/consolidations among business units;
(xl)	data/information collection and dissemination improvements;
(xli)	outsourcing/insourcing/alternative sourcing;
(xlii)	supply chain management;
(xliii)	succession planning;
(xliv)	benefits management;
(xlv)	improvements in capital structure;
(xlvi)	new marketing initiatives;
(xlvii)	cost reduction; or
(xlviii)	any combination of the foregoing.

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The Committee may appropriately adjust any measures under a Performance Goal to fairly represent the results of continuing operations or the ongoing performance that the Performance Goal is intended to measure, to exclude the effect of items that are reported as special items in the Company’s earnings release, or to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; or any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, whether or not any such item fits within such category under GAAP or for reporting purposes, except where any such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

(u)    “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(v)    “Plan” means the Theragenics Corporation 2012 Omnibus Incentive Plan.

(w)    “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)    in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

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(2)    in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; provided, however, that an amount under an Award will be considered to be payable to such Participant upon Separation from Service if pursuant to the terms of the applicable plan (within the meaning of Code Section 409A), (A) no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and (B) no amount payable to the Participant on that date will actually be paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)    in any case, as may otherwise be permitted under Code Section 409A.

(x)    “Stock” means the Company’s common stock.

(y)    “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(z)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(aa)   “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE OMNIBUS INCENTIVE PLAN

2.1   Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

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2.2   Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, the sum of three million (3,000,000) shares of Stock plus the number of shares of Stock remaining available for issuance under the 1997 Stock Incentive Plan, the 2000 Stock Incentive Plan and 2006 Stock Incentive Plan (the “Prior Plans)” immediately prior to stockholder approval of the Plan as provided in Section 5.11 plus all shares of Stock that would under the terms of the Prior Plans (determined without regard to the termination of the Prior Plans) be added back to the Prior Plans after such stockholder approval of the Plan, whether as a result of forfeiture, tax withholding or otherwise (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Awards, including without limitation, Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price any will again be available for purposes of the Plan.

2.3   Administration of the Plan.

(a)    The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

(b)    Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards.

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2.4   Eligibility and Limits. Awards may be granted only to officers, employees, directors, and consultants of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed seven hundred thousand (700,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed two million Dollars ($2,000,000). If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.
SECTION 3 TERMS OF AWARDS

3.1   Terms and Conditions of All Awards.

(a)   Amount of Award. The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

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(b)   Award Agreement. Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

(c)   Date of Grant. The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)   Related Grants. Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)   Awards not Transferrable. Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

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(f)   Modification after Grant. After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2   Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)   Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Section 5.2, without approval of the Company’s stockholders the exercise price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered.

(b)   Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)   Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)    by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

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(ii)   in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d)   Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)   Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)   Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

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(g)   No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

3.3   Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)   Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)   Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)   No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered.

3.4   Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified date, payment of an amount equal to all or a portion of either (i) a specified or determinable number of shares of Stock granted by the Committee, (ii) the value of a specified or determinable number of shares of Stock granted by the Committee, (iii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iv) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

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(a)   Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)   Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part, subject to the requirements of Section 3.4(c).

3.5   Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified or determinable amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified or determinable amount, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)   Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)   Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6   Treatment of Awards on Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

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SECTION 4 RESTRICTIONS ON STOCK

 4.1   Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock in certificated form to the Custodian must require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

 4.2   Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5 GENERAL PROVISIONS

 5.1   Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

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 5.2   Changes in Capitalization; Merger; Liquidation.

(a)   Equity Restructurings. The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)   Other Transactions. In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)   409A. Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

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(d)   Rights of the Company. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

 5.3   Awards to Non-U.S. Employees. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

 5.4   Compliance with Code.

(a)   Code Section 422. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)   Code Section 409A. Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

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 5.5   Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, or consultant of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

 5.6   Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

 5.7   Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

 5.8   Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

 5.9   Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

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 5.10   Termination of Prior Plans. The Prior Plans are terminated as of the date of stockholder approval of the Plan as provided in Section 5.11. If such approval is not obtained, the termination of the Prior Plans will not occur.

 5.11   Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

 5.12   Choice of Law. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

 5.13   Effective Date of Plan. The Plan shall become effective as of the date the Plan was approved by the Board of Directors, regardless of the date the Plan is signed.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of February 24, 2012.

THERAGENICS CORPORATION

By:	/s/ Bruce W. Smith
Title:	Secretary

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Theragenics Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1.	Election of Directors:	For	Withhold		For	Withhold	+
	01 - Kathleen A. Dahlberg	☐	☐	02 - C. David Moody, Jr.	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.	To ratify the appointment of Dixon Hughes Goodman LLP as independent auditor.	☐	☐	☐	3. To approve the 2012 Omnibus Incentive Plan.	☐	☐	☐

4.	In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

	1 U P X 1 3 6 4 1 9 2	+

01FR9C

Theragenics Corporation
5203 Bristol Industrial Way
Buford, GA 30518

A ticket must be presented in order to gain admission to the Annual Meeting of the Stockholders. If you plan to attend the meeting, please complete and return the enclosed Admission Ticket Request Form in order to receive your Admission Ticket. You will not be mailed an Admission Ticket. Your ticket will be available at the registration table on May 18, 2012.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2012: The proxy statement and annual report on form 10K are available at www.theragenics.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY / VOTING INSTRUCTION CARD — Theragenics Corporation

This Proxy is Solicited on Behalf of The Board of Directors
Annual Meeting of the Stockholders – May 18, 2012

The undersigned hereby appoints Mr. Francis J. Tarallo or Mr. Bruce W. Smith, or either of them (the “Proxies”), as the undersigned’s Proxy or Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on May 18, 2012, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF KATHLEEN A. DAHLBERG AND C. DAVID MOODY, JR., TO RATIFY THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS INDEPENDENT AUDITOR AND TO APPROVE THE 2012 OMNIBUS INCENTIVE PLAN.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.